Exhibit 10.1

AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF
DEFAULTS

     This Amendment, effective as of November 17, 2003, is made by and between SCHUFF INTERNATIONAL INC., a Delaware corporation and the other Persons listed in Schedule 1.1 (collectively, the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (the “Lender”).

RECITALS

     The Borrower and the Lender are parties to a Credit and Security Agreement dated as of August 13, 2003, as supplemented by a Post-Closing Items Agreement of that same date (as supplemented, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement and that waivers of certain Events of Default be granted, which the Lender is willing to make and grant pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. Amendments to Credit Agreement. Notwithstanding anything in Section 6.2(b) of the Credit Agreement to the contrary; the minimum Book Net Worth which the Borrower must achieve, determined as of October 31, 2003, November 30, 2003 and December 31, 2003, shall be $10,000,000.

     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. Waiver of Defaults. The Borrower is known to be in default of the provisions of the Credit Agreement described in Exhibit A to this Amendment (collectively, the “Known Existing Defaults”). The Lender waives the Known Existing Defaults upon the terms and subject to the conditions of this Amendment. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstance or be deemed to constitute a custom or course of dealing between the Borrower and the Lender.

     5. Fee. The Borrower shall pay the Lender a fully earned, non-refundable fee in the amount of $25,000 in consideration of the Lender’s execution and delivery of this Amendment.

     6. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 4 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

         (b) Payment of the fee described in paragraph 5.

         (c) Such other matters as the Lender may require.

     7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     8. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     9. No Other Waiver. Except as set forth in paragraph 4 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     10. Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 5 hereof.

     12. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SCHUFF INTERNATIONAL, INC., a
WELLS FARGO CREDIT, INC.		Delaware corporation

By	/s/ Joseph A. Lisack	By	/s/ Scott A. Schuff

Print Name Joseph A. Lisack			Scott A. Schuff
Its Assistant Vice President			Its President

SCHUFF STEEL COMPANY, a
Delaware corporation

By	/s/ Scott A. Schuff

Scott A. Schuff
Its President

By:	/s/ Michael R. Hill

Michael R. Hill
Its: Vice President and CFO

BANNISTER STEEL, INC., a California
corporation

By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

ADDISON STEEL, INC., a Florida
corporation

By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

QUINCY JOIST COMPANY, a Delaware
corporation

By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

SIX INDUSTRIES, INC., a Delaware
corporation

By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

ON-TIME STEEL MANAGEMENT
HOLDING, INC., a Delaware corporation

By:	/s/ Michael R. Hill

Michael R. Hill
Its: Secretary and Treasurer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

     The undersigned, each a guarantor of the indebtedness of Schuff International, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of August 13, 2003 (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 10 of the Amendment) and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

ON-TIME STEEL MANAGEMENT, INC., a Delaware
corporation

By:	/s/ Daniel T. Kneifl

Daniel T. Kneifl, President

ON-TIME STEEL MANAGEMENT – NORTHWEST
L.L.C., a Delaware limited liability
company

By:	/s/ Michael R. Hill

Michael R. Hill, Manager

By:	/s/ Scott Sherman

Scott Sherman, Manager

ON-TIME STEEL MANAGEMENT – COLORADO
L.L.C., a Delaware limited liability company

By:	/s/ Michael R. Hill

Michael R. Hill, Manager

By:	/s/ Scott Sherman

Scott Sherman, Manager

EXHIBIT A

Existing Defaults

     The Borrower is in default of the following provisions of the Credit Agreement (collectively, the “Known Existing Defaults”):

     (i) the Book Net Worth of Borrower as of August 31, 2003 was $12,225,301, which was less than the Book Net Worth of $12,500,000 required under Section 6.2(b) of the Credit Agreement;

     (ii) the Book Net Worth of Borrower as of September 30, 2003 was $10,743,492, which was less than the Book Net Worth of $12,500,000 required under Section 6.2(b) of the Credit Agreement;

     (iii) the actual Net Loss of Borrower for July 2003 was $899,486, which exceeded the maximum Net Loss of $500,000 permitted for such month under Section 6.2(c) of the Credit Agreement;

     (iv) the actual Net Loss of Borrower for the two month period ending July 31, 2003 was $1,512,925, which exceeded the maximum Net Loss of $1,000,000 permitted for such period under Section 6.2(c) of the Credit Agreement;

     (v) the actual Net Loss of Borrower for the two month period ending August 31, 2003 was $1,206,330, which exceeded the maximum Net Loss of $1,000,000 permitted for such period under Section 6.2(c) of the Credit Agreement;

     (vi) the actual Debt Service Coverage Ratio for the month of September 2003 was .62, which was under the minimum Debt Service Coverage Ratio of .70 permitted for such period under Section 6.2(a) of the Credit Agreement;

     (vii) the actual Net Loss of Borrower for September 2003 was $1,481,809, which exceeded the maximum Net Loss of $500,000 permitted for such month under Section 6.2(c) of the Credit Agreement; and

     (viii) the actual Net Loss of Borrower for the two month period ending September 30, 2003 was $1,788,653, which exceeded the maximum Net Loss of $1,000,000 permitted for such period under Section 6.2(c) of the Credit Agreement.

SCHEDULE 1.1

Schuff International, Inc., a Delaware corporation
Schuff Steel Company, a Delaware corporation
Bannister Steel, Inc., a California corporation
Addison Steel, Inc, a Florida corporation
Quincy Joist Company, a Delaware corporation
Six Industries, Inc., a Delaware corporation
On-Time Steel Management Holding, Inc., a Delaware corporation